Exhibit 99.1

MKS Inc. to Sell Its Ophir® Optics Business to TTM Technologies, Inc.

ANDOVER, Mass., October 19, 2026 (GLOBE NEWSWIRE) — MKS Inc. (NASDAQ: MKSI), a global provider of enabling technologies that transform our world, today announced that it has entered into a definitive agreement to sell its Ophir® Optics business to TTM Technologies, Inc. (“TTM”) in an all-cash transaction for $650 million, subject to customary closing adjustments. The purchase price represents an estimated multiple of over 18x projected FY 2026 Adjusted EBITDA for the Ophir Optics business.

The Ophir Optics business provides high-precision infrared thermal imaging and laser optics solutions to customers in MKS’ Specialty Industrial market, serving defense, security and industrial applications.

TTM is a leading global manufacturer of technology products, including mission systems, radio frequency ("RF") components, RF microwave/microelectronic assemblies, and technologically advanced interconnect products, including printed circuit boards and substrates.

“The Ophir Optics business highlights how we can apply our broad technology capabilities to serve attractive opportunities outside our core Semiconductor and Electronics & Packaging markets. This transaction represents an opportunity for MKS to capitalize on the value we’ve created with the Ophir Optics business and further strengthen our balance sheet,” said John T.C. Lee, President and Chief Executive Officer, MKS Inc. “We believe TTM is well positioned to support this business in its next phase of growth.”

This transaction does not include the MKS Ophir Instruments laser characterization business, which operates separately from Ophir Optics, or the sale of the Ophir brand. Ophir Instruments provides laser power measurement and beam profiler solutions core to our photonics solutions portfolio, and there will be no impact on the products, services, and support MKS provides to its Ophir Instruments customers.

The transaction is expected to close in the second quarter of 2027, and is subject to customary closing conditions, including certain regulatory approvals and certain governmental consents and permits.

J.P. Morgan Securities LLC is serving as exclusive financial advisor and Herzog Fox & Neeman is serving as lead legal advisor to MKS in connection with this transaction.

About MKS Inc.

MKS Inc. (NASDAQ: MKSI) enables technologies that transform our world. We deliver foundational technology solutions to leading edge semiconductor manufacturing, electronics and packaging, and specialty industrial applications. We apply our broad science and engineering capabilities to create instruments, subsystems, systems, process control solutions and specialty chemicals technology that improve process performance, optimize productivity and enable unique innovations for many of the world’s leading technology and industrial companies. Our solutions are critical to addressing the challenges of miniaturization and complexity in advanced device manufacturing by enabling increased power, speed, feature enhancement, and optimized connectivity. Our solutions are also critical to addressing ever-increasing performance requirements across a wide array of specialty industrial applications. Additional information can be found at www.mks.com.

Use of Non-GAAP Financial Results

This press release references forward-looking Adjusted EBITDA of the Ophir Optics business, a financial measure that is not in accordance with U.S. generally accepted accounting principles (a “Non-GAAP financial measure”). This Non-GAAP financial measure should be viewed in addition to, and not as a substitute for, MKS’ reported results under U.S. generally accepted accounting principles (“GAAP”), and may be different from Non-GAAP financial measures used by other companies. In addition, this Non-GAAP financial measure is not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of this Non-GAAP financial measure is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

MKS is not providing a quantitative reconciliation of forward-looking Adjusted EBITDA to GAAP net income of the Ophir Optics business because we are unable to estimate with reasonable certainty the ultimate timing or amount of certain significant items without unreasonable efforts. These items include, but are not limited to, amortization of intangible assets, restructuring and other expense, goodwill and intangible asset impairments, excess and obsolescence inventory charges, and the income tax effect of these items. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the relevant period.

Safe Harbor for Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the future financial performance, business prospects and growth of MKS, and the expected time of closing of the transaction. These statements are only predictions based on current assumptions and expectations. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should be considered to be forward-looking statements. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements that we make are the failure or inability of TTM or MKS to meet the closing conditions or to otherwise consummate the transaction, the ability to realize the expected benefits of the transaction, and the other important factors described under the heading "Risk Factors" in Part I, Item 1A of MKS' Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequent Quarterly Reports on Form 10-Q, each as filed with the U.S. Securities and Exchange Commission. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise, even if subsequent events cause our views to change, after the date of this press release.

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Investor Relations Contact:

Paretosh Misra

Vice President, Investor Relations

MKS Inc.

Telephone: (978) 284-4705

Email: paretosh.misra@mksinst.com

Press Relations Contacts:

Bill Casey
Vice President, Marketing
MKS Inc.

Telephone: (630) 995-6384
Email: press@mksinst.com

Kerry Kelly, Partner
Kekst CNC
Email: kerry.kelly@kekstcnc.com